UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2019
_______________________________

Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
 (Exact name of registrants as specified in its charter)
_______________________________

Texas
Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Ross Avenue, Suite 3600 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 698-7893
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies  ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1            Registrant’s Business and Operations

Item 1.01            Entry into a Material Definitive Agreement.

Michael Quilling, Trustee of the Life Partners Position Holder Trust, acting on behalf of the Trust, has appointed NorthStar Capital Management, LLC, based in Atlanta, GA and Irvine, CA, as Portfolio Manager for the insurance policies owned by the Trust. NorthStar Capital Management, LLC is well-experienced in the management of life insurance policy portfolios and is owned and managed by John McFarland, an industry expert with 15 years of experience in the life settlement industry. McFarland is the current CEO and member of NorthStar Life Services, LLC, and an Officer/Director of the Life Insurance Settlement Association (LISA). McFarland was previously Chief Operating Officer of AVS Underwriting, LLC, a Georgia based portfolio servicer and life expectancy provider and has extensive operational experience in fund management and administration. The Trustee believes that the contributions of NorthStar Capital Management, LLC will enhance the value of the portfolio and streamline operations of the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: July 19, 2019	By:	/s/ Michael J. Quilling
Michael J. Quilling
Trustee